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                      AMES DEPARTMENT STORES, INC.                 Exhibit 20
                         JUNE RESULTS VS. PLAN                      Page 1 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)
                             June, 1997              Fiscal 1997 Year-to-Date
                      --------------------------  -----------------------------
                                           Last                           Last
                       Actual  Plan (a)     Yr      Actual  Plan (a)      Yr
                      -------- -------- --------  --------- --------- ---------
INCOME SUMMARY:
Net Sales              $198.4   $204.4   $195.0     $783.6    $800.8    $788.0

FIFO  Margin     $       54.8     55.7     53.4      218.8     217.5     215.4
      Margin     %       27.6%    27.3%    27.4%      27.9%     27.2%     27.3%

Total Expenses          (49.9)   (52.4)   (50.8)    (220.6)   (224.3)   (218.4)

Other Income              3.1      2.9      2.8       10.7      10.6      10.6
                      -------- -------- --------  --------- --------- ---------
EBITDA                    8.0      6.2      5.4        8.9       3.8       7.6

Dep and Amort (net)      (0.7)    (0.7)    (0.4)      (2.8)     (2.9)     (2.0)
Net Interest Exp         (1.2)    (1.4)    (1.8)      (4.6)     (5.1)     (7.8)
Other Inc (Exp)             -        -      0.1       (0.1)        -       0.3
Non-Cash Income Tax      (2.1)    (1.4)    (1.0)      (0.5)      1.4       0.6
      (Provision) Benefit
                      -------- -------- --------  --------- --------- ---------
Net Income (Loss)        $4.0     $2.7     $2.3       $0.9     ($2.8)    ($1.3)
                      ======== ======== ========  ========= ========= =========


                                                   Balance at End of Period
                                                  -----------------------------
                                                                        Last
                                                   Actual   Plan (a)     Yr
                                                  --------- --------- ---------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                            $33.9     $28.0     $20.5
Merchandise Inventories, LIFO                        431.5     442.1     451.4
Other Current Assets                                  40.1      34.2      42.1
                                                  --------- --------- ---------
      Total Current Assets                           505.5     504.3     514.0
Net Fixed Assets                                      71.9      71.8      60.8
Other Long-Term Assets                                 8.3       4.4       6.1
                                                  --------- --------- ---------
      Total Assets                                  $585.7    $580.5    $580.9
                                                  ========= ========= =========

Trade Accounts Payable                              $141.5    $148.0    $130.6
Short-Term Debt (Revolver)                            75.1      75.0      98.5
Other Current Liabilities                            164.8     159.5     164.9
                                                  --------- --------- ---------
      Total Current Liabilities                      381.4     382.5     394.0

Long-Term Debt                                         9.2       9.2      13.2
Other Long-Term Liabilities                           33.6      33.5      33.8

Unfavorable Lease Liability                           16.4      16.1      18.0
Fresh-start Excess Net Assets (Negative Goodwill)     33.7      33.7      39.9

Paid-In-Capital                                       90.9      88.5      81.0
Retained Earnings (Deficit)                           20.5      17.0       1.0
                                                  --------- --------- ---------
      Total Stockholders' Equity                     111.4     105.5      82.0
                                                  --------- --------- ---------
      Total Liabilities & Equity                    $585.7    $580.5    $580.9
                                                  ========= ========= =========

  (a) As reported on Form 8-K dated February 27, 1997.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on the sale of properties.


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